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                                    AGREEMENT

     This agreement is made this 8th day of December, 1997

PHILIPS CONSUMER ELECTRONICS B.V. a company incorporated in Eidhoven, the Netherlands and its affiliated companies (hereinafter collectively or individually referred to as "Phillips") of the one part

And

TECNOCHANNEL SDN BHD, a company incorporated in Malaysia under the Malaysian Companies Act 1965 with business address at Unit G3, Technology Park Malaysia, Lebuhraya Puchong, Sungei Besi Bukit Jalil, 57000 Kuala Lumpur ("Tecnochannel") of the other part.

WHEREAS

1. Tecnochannel is an operator of Internet TV service and a provider of On-line service over the Internet TV.

2. Philips is in the business of manufacturing consumer electronics and possesses the capability and technical know-how to develop and manufacture the set-top box hardware which is necessary for use to access the Internet via the television.

3. Tecnochannel possesses the skills and know-how to develop the software which are for use to access the Internet via the television.

4. For the purposes of mutual benefit and enhancement of the commercial value of their respective business Philips and Tecnochannel are desirous of collaborating in the development of a system which is capable of operating the Internet TV.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE 1.  DEFINITION

       1.1 Unless the context otherwise requires, the following words shall have the following meaning:

       AFFILIATED COMPANY means those companies whether within or without the Territory which are in the control of Philips.

       INTERNET TV OR INTERNET TV SYSTEM means the system comprising the hardware and the software which are jointly developed by Philips and Tecnochannel hereunder for the purposes of enabling registered users to access the Internet via their television set.
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       ON-LINE SERVICE means the network services provided by Tecnochannel to registered users of the Internet TV.

       INSTRUCTION MANUAL means the manual containing instructions to registered users on, inter alia, the STB, the On-line service and the procedure on registration for the On-line service.

       REGISTERED USERS means users, both individuals and corporation, who have paid the requisite registration fees and have signed on and registered with Tecnochannel for the On-line service of the Internet TV.

       SOFTWARE means the computer programs developed or to be developed by Tecnochannel as part of the Internet TV system.

       SPECIFICATION means the technical specification of the STB annexed hereto as Schedule I and it includes any update modification or improvement of or on the same.

       STB means the set-top box being the hardware including any periphery hardware which is developed or to be developed by Philips based on the software developed by Tecnochannel as part of the Internet TV system for use to convert Internet TV system for use to convert Internet data into television receptable signals and vice versa.

       TERRITORY means Malaysia and such other countries as the parties may agree upon from time to time.

       1.2 For the purposes of this agreement any reference to the Software, the STB and the Instruction Manual shall include a reference to any updated or improved version or a new generation of the same as the case may be.

       1.3 This agreement shall be construed and applied in accordance with the laws of Singapore.

ARTICLE 2.  THE AGREEMENT

       2.1 In consideration of the mutual promises and covenants herein expressed the parties hereto hereby agree to and declare that they shall collaborate in the development, manufacture, sale and marketing of the STB in the Territory in the manner and upon the terms and conditions herein contained.

ARTICLE 3.  SOFTWARE; DEVELOPMENT AND LICENSING

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       3.1  Tecnochannel shall be responsible for the development of Software which is necessary for running the STB and the Internet TV system AND in this connection Tecnochannel hereby further agrees to provide Philips with full technical and application support with respect to the development of software interfacing.

ARTICLE 4.  SET-TOP BOXES; MANUFACTURE

       4.1 Philips shall be responsible for manufacturing the STB in accordance with the Specification and in compliance with the Software operating requirements.

       4.2 The STB will be manufactured in accordance with Philips' quality procedures as communicated to and accepted by Tecnochannel AND Tecnochannel shall be entitled, at its own costs and expense and at such times as may be mutually agreed upon, visit the manufacturing facilities of Philips or of its affiliated companies.

       4.3 Philips reserves its right at any time during the term of this agreement to amend the Specification and to make mechanical, electrical or design changes in or to the STB PROVIDED THAT such amendments and changes do not affect the appearance, function or reliability of the STB and that Tecnochannel is informed fourteen
            (14) days in advance of any such amendments or changes.

       4.4 In the event of amendments to the Specification and changes to the STB that have effect on the performance, function or reliability of the STB Philips shall inform Tecnochannel thirty (30) days in advance to enable Tecnochannel to review and determine the suitability and compatibility of the Software with the amendments and changes.

ARTICLE 5.  SALES AND DISTRIBUTION

       5.1 Philips shall by itself or through its agents, servants or affiliated companies sell and distribute the STB in the Territory.

       5.2 In the performance of its obligation aforesaid Philips hereby undertakes with Tecnochannel to use its best endeavor to ensure sufficiency of stocks of the STB in the Territory.

       5.3  Philips further agrees with Tecnochannel to supply and sell to
            Tecnochannel      [***]     units of the STB as per terms and
            conditions of the sales and purchase contract dated Oct 31st 1997 between Tecnocahnnel and Philips.

[***] Portions of this page have been omitted pursuant to a request for
      Confidential Treatment and filed separately with the Commission.
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ARTICLE 6.  THE INSTRUCTION MANUAL AND PHILIPS' WARRANTY

       6.1 The STB shall be sold and distributed under Philips' standard packaging containing the Instruction Manual and carrying Philips' warranty against defects for a period of 12 months.

       6.2 Philips shall print the Instruction Manual and it must be printed in accordance with the content and layout as approved by Tecnochannel.

ARTICLE 7.  MARKETING AND PROMOTION

       7.1 It is hereby agreed and declared that Philips and Tecnochannel shall jointly market and promote the STB and the On-line service in the Territory AND where appropriate or necessary Philips shall procure its agents, servants or affiliated companies in the Territory to carry out and perform the marketing and promotion jointly with Tecnochannel.

ARTICLE 8.  THE ON-LINE SERVICE

       8.1 Tecnochannel shall be responsible for the provision and maintenance of the On-line services and shall at its costs and expenses maintain a homepage for this purpose and in connection with the On-line service. Tecnochannel shall have an absolute discretion in determining the following:

            a) the terms and conditions governing the provision of the same;

            b) the types of services to be provided;

            c) the contents to be provided; and

            d) the layout, design, name and address of the homepage.


ARTICLE 9.  TECHNICAL CONSULTATION

       9.1 The parties shall at their own cost and expense hold technical consultation once a year or as regularly as circumstances may demand to review the STB with a view to improving the same in order to meet the need, if any, arising from development of new software or from emergence of new applications.
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            The technical consultation will be held at such place and at such times at the request of either party hereto served on the other in writing at least 14 days in advance.

ARTICLE 10. FORCE MAJEURE

       10.1 Subject to clause 10.2 neither party shall be liable in damages nor have the right to cancel this agreement for any delay or default by the other party which arose from or are caused by unforeseen conditions including but not limited to acts of God, government restrictions, continuing domestics or international problems such as wars or insurrections, strikes, fires, flood, work stoppage or embargoes.

       10.2 Should the events aforesaid be expected to continue for a period exceeding three months, this agreement may be terminated by the parties hereto upon 30 days notice in writing to the other.

ARTICLE 11. TERM AND TERMINATION

       11.1 This agreement shall come into force from the date first above written and shall remain in force until 2 years from the date above AND thereafter it shall continue and shall be extended automatically for successive periods of twelve months until termination by either party in accordance with the procedure set forth below.

       11.2 This agreement may be terminated by the parties hereto by notice in writing served on the other at least three months before the termination takes effect.

       11.3 Without affecting the generality of the provision aforesaid either party hereto shall be entitled to terminate this agreement forthwith in the following circumstances, that is to say when party:

            a) becomes insolvent;

            b) makes general assignment for the benefit of its creditors;

            c) suffers or permits the appointment of receiver or a receiver and manager for its business and or assets;

            d) is subject to any winding-up proceeding; or

            e) commits a material breach of this agreement in respect of which a notice to remedy has been served on the defaulting party and no remedy has been made pursuant to the said notice for 30 days.
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ARTICLE 12. NOTICES

       12.1 All notices, demands or consents required under this agreement shall be in writing and shall be served by hand delivery or by prepaid registered post at the address of the parties hereinafter stated or at such other address as may be made known to the parties hereto from time to time.

       12.2 The address of the parties for the purposes of this clause shall be as follows:

            Tecnochannel Sdn Bhd.
            Incubator 2, Lot G3, Technology Park Malaysia
            Lebuhraya Puchong-Sungai Besi, Bukit Jalil
            57000 Kuala Lumpur

            Philips Singapore Pte Ltd.
            Television Asia Pacific, New Business
            No. 602A Lorong 1 Toa Payoh
            Singapore 319762

ARTICLE 13. TIME OF ESSENCE

       13.1 Time, whenever mentioned in this agreement, shall be of the essence.

ARTICLE 14. DISPUTES RESOLUTION

       14.1 Any dispute arising out of or in connection with this agreement, including any question regarding its existence, validity or termination, shall be determined and resolved by an arbitrator to be appointed by the parties hereto.

ARTICLE 15. INDEMNITY

       15.1 Philips shall defend at its own cost and expense any suit or proceedings brought by any third party against Tecnochannel insofar as such suit or proceeding is based on a claim that the STB sold and distributed by Philips hereunder infringes one or more of the patent rights owned or controlled by such third party PROVIDED that Philips is notified promptly in writing of the commencement or threat of any such suit or proceeding for infringement and is given full authority at Philips's option to settle or conduct the defense thereof and full assistance and co-operation in the said defense AND PROVIDED FURTHER that no cost or expense may be incurred to the account of Philips without Philips' prior consent and knowledge.

       15.2 In the event of the aforesaid, Philips may at is option and at its own cost and expense:

            a) procure for Tecnochannel the right to continue using the STB;
            b) replace the STB with a non-infringement set-top box; or
            c) modify the STB and render it non-infringement.
            d) Philips shall not be liable for any patent infringement arising from compliance with Tecnochannel's design specifications or instructions provided that such patent infringements are not within Philips' reasonable or foreseeable knowledge.


ARTICLE 16. INTELLECTUAL PROPERTY RIGHTS

       16.1 The STB as sold and distributed by Philips shall carry Philips' brand name together with the subname "MyWeb" belonging to Tecnochannel and or such other subname(s) as Tecnochannel may determine or use.

       16.2 This agreement shall not be construed as giving Tecnochannel a right or licence in the tradename or trademarks of Philips and in this connection Tecnochannel shall not use the same in any way or manner whatsoever without the written consent of Philips first had and received.
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ARTICLE 17. MISCELLANEOUS

       17.1 The failure of any party to enforce or assert reliance upon, at any time or for any period of time, any of the provisions of this Agreement, shall not be construed as a waiver of such party's rights under such provisions, or the right of such party thereafter to enforce each and every provision of this Agreement.

       17.2 This Agreement or any rights arising therefrom may not be transferred or assigned in whole or in part by either party without the express written consent of the other party.

       17.3 Philips may, at its option, carry out such aspects of this Agreement as it may desire through one or more of its affiliates, provided, however, that such use or the acquiescence in such use shall not, nor shall it be deemed to, substitute any such affiliates as the contracting party hereunder in the place of Philips.

       17.4 This Agreement sets forth and shall constitute the entire agreement and understanding between Philips and Tecnochannel as to the subject matter of this Agreement and merges all prior discussions between them and neither of the parties hereto shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement other than expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof and in writing and signed by a proper and duly authorised officer of the party hereto to be bound thereby.

       17.5 Public announcements of either party shall be communicated to and agreed on by the other party, prior to publication.

       17.6 Each party will protect the other's Confidential Information from unauthorised dissemination and use with the same degree of care that each such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. The confidentiality undertakings of both parties pursuant to this Article shall remain in full force and effect during the duration of this Agreement and five (5) years thereafter.


IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first written above in a manner legally binding on them.


FOR PHILIPS :                                   FOR TECNOCHANNEL :


By:     /s/ Kopeczek                            By:     /s/ T.S. Wong
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Name:   P. Kopeczek                             Name :  T.S. Wong
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Title : S.V.P./GM                               Title : CEO
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